Exhibit 10.74

March 6, 2017

Kathleen Valiasek

Dear Kathy:

This letter amends the offer letter between you and Amyris, Inc. (“Amyris” or the “Company”) dated November 23, 2016 (the “Original Offer Letter”). The Original Offer Letter shall be amended by amending and restating the section of the Original Offer Letter entitled “Termination and Change in Control Benefits” (including the related Exhibit A thereto) as follows (this “Amendment”):

Termination and Change in Control Benefits

As an executive of Amyris, you will be eligible to participate in the Company’s Executive Severance Plan (the “Severance Plan”), a copy of which is attached hereto as Exhibit A. In order to participate in the Severance Plan, you will be required to execute the “Participation Agreement” in the form attached to the Severance Plan and to comply with the other terms of the Severance Plan.

Please confirm your acceptance of this Amendment by signing and returning the enclosed copy of this letter.

Sincerely,

/s/ Christine Ofori

Christine Ofori

Chief Human Resources Officer

I HAVE READ AND ACCEPT THIS AMENDMENT:

/s/ Kathleen Valiasek	3/6/2017 , 2017
Kathleen Valiasek	Date

Enclosures:

Executive Severance Plan (Exhbit A)

EXHIBIT A

EXECUTIVE SEVERANCE PLAN